EXHIBIT 4.3







ETHYL CORPORATION

AND

FIRST TRUST OF NEW YORK, N.A.

(Formerly, Morgan Guaranty Trust Company of New York),

                                                           Trustee









SECOND SUPPLEMENTAL INDENTURE

Dated as of December 15, 1994




Supplementing the Indenture,
dated as of June 15, 1985,
as supplemented by the
First Supplemental Indenture
dated as of June 15, 1986







     SECOND SUPPLEMENTAL INDENTURE, dated as of December 15, 1994, between ETHYL CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the "Company"), having its principal offices at 330 South Fourth Street, Richmond, Virginia 23219, and FIRST TRUST OF NEW YORK, N.A. (formerly, Morgan Guaranty Trust Company of New York), a corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 15, 1985, as supplemented by the First Supplemental Indenture dated as of June 15, 1986 (such Indenture, as so supplemented, is referred to herein as the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes and other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided;
     WHEREAS, Section 901(5) of the Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture for the purpose of changing or eliminating any provision of the Indenture, provided that such change or elimination shall not be effective as to any Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
     WHEREAS, the Company pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any series created on or after the date hereof; and
     WHEREAS, all things necessary to make this Second Supplemental
Indenture a valid agreement of the Company, in accordance with its terms, have been done.
                             AGREEMENT
     NOW, THEREFORE, the Company and the Trustee hereby agree as follows:
     1. Section 101 of the Indenture is amended to add the following new definition thereto, in the appropriate alphabetical sequence, as follows:
           "Depositary" means, with respect to the Securities of any series issuable or issued in the form of a global
           Security, the Person designated as Depositary by the Company pursuant to Section 301 until a successor
           Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

     2. Section 104 of the Indenture is amended to add new paragraphs (e) and (f) to the end thereof as follows:
           (e) Without limiting the generality of the foregoing, unless otherwise specified pursuant to Section 301 or pursuant to one or more indentures supplemental hereto, a Holder, including a Depositary that is the Holder of a global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depositary's standing instructions and customary practices.

           (f) The Trustee shall fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any global Security held by a Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

     3.    Section 201 of the Indenture is amended to:

           (a) add the parenthetical "(including global form)" immediately after the word "form" in the second line thereof; and

           (b) add ", if any," after the word "Securities" in the first line of the final paragraph thereof.

     4. Section 202 of the Indenture is amended to delete the first paragraph thereof[, and to substitute in lieu thereof a new paragraph as follows]:

           If the Security is an Original Issue Discount Security, the face of the security shall bear any legend required by law, including the United States Internal Revenue Code and regulations thereunder.

     5. The Indenture is hereby amended to add a new Section 205 as follows:

           SECTION 205.  Securities in Global Form.

           If any Security of a series is issuable in global form, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Security.

     6. Section 301 of the Indenture is hereby amended to redesignate paragraph (12) thereof as paragraph (13), and to add new paragraph (12) as follows:
           (12) whether the Securities of the series shall be issued in whole or in part in the form of a global Security or Securities and, in such case, the Depositary for such global Security or Securities; and

     7.    Section 303 of the Indenture is hereby amended to:

           (a) add at the end of the third paragraph thereof the following:

                If any Security shall be represented by a global Security, then, for purposes of this Section and
                Section 304, the notation of the record owner's interests therein upon original issuance of such Security shall be deemed to be delivered in connection with the original issuance of each beneficial owner's interest in such global Security. If all the Securities of any one series are not to be originally issued at one time and if a Board Resolution relating to such Securities shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance and authentication of such Securities.

           ; and

           (b) add the following new paragraphs as the final two paragraphs thereof:

                If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in the form of one or more global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more global Securities that (i) shall represent and shall be dominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and
                (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary in the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

                Each Depositary designated pursuant to Section 301 for a global Security must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

     8. Section 305 of the Indenture is hereby amended to add the following new paragraphs as the final paragraphs thereof:
           Notwithstanding any other provision of this Section
           305, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of Such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

           If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301(12) shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series, in exchange for such global Security or Securities.

           The Company may at any time and in it sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by a global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series, in exchange for such global Security or Securities.

           If specified by the Company pursuant to Section 301 with respect to a series of Securities, the Depositary for such series of Securities may surrender a global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

                (i)  to the Person specified by such
                Depositary a new Security or Securities of the same series, of any authorized denomination as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Security; and

                (ii) to such Depositary a new global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to Clause (i) above.

           Upon the exchange of a global Security for Securities in definitive registered form without coupons, in authorized denominations, such global Security shall be cancelled by the Trustee. Securities in definitive registered form without coupons issued in exchange for a global Security pursuant to this Section 305 shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Person in whose names such Securities are so registered.

     9. Section 308 of the Indenture is amended to add a new paragraph as the last paragraph thereof as follows:
           None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     10. Section 1107 of the Indenture is hereby amended to add the following immediately following the final word of the sentence comprising such Section:
           , except that if a global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such global Security, without service charge, a new global Security or Securities in a denomination equal to and in exchange for the unredeemed portion of the principal of the global
           Security so surrendered.

     11. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
     12. The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this Second Supplemental Indenture.
     13. The recitals contained in the Indenture and the Securities, except the Trustee's certificate of authentication, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture or the Securities.
     14. All amendments to the Indenture made hereby shall have effect only with respect to the Securities of any series created on or after the date hereof, and not with respect to the Securities of any series created prior to the date hereof.
     15. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.
     16. This Second Supplemental Indenture may be executed in any number of counter parts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first above written.

                                ETHYL CORPORATION


                                By /s/ Charles B. Walker
                                   Title: Vice Chairman
                                          Chief Financial Officer

[Corporate Seal]

Attest:

     /s/ W. D. Gottwald, Jr.
     Title:  Assistant Secretary


                                FIRST TRUST OF NEW YORK, N.A.


                                By /s/ Catherine F. Donohoe
                                   Title: Vice President

[Corporate Seal]

Attest:

     /s/ Teresita Glasgow
     Title:  Assistant Secretary



STATE OF VIRGINIA    )
                     )  SS.:
CITY OF RICHMOND     )


     On the 11 day of January, 1995, before me personally came Charles B. Walker, to me known, who, being duly sworn, did depose and say that he is Vice Chairman/Chief Financial Officer of ETHYL CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that he signed his name thereto by like authority.


                                /s/ Carolyn O. Parrish
                                Notary Public


My commission expires:October 31, 1998




STATE OF NEW YORK    )
                     )  SS.:
COUNTY OF NEW YORK   )


     On the 29 day of December, 1994, before me personally came Catherine
F. Donohue, to me known, who, being duly sworn, did depose and say that he is Vice President of FIRST TRUST OF NEW YORK, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that he signed his name thereto by like authority.



                                /s/ Thomas J. Courtney
                                Notary Public


My commission expires:May 11, 1996
RICS:T:\Ethyl\Shelf\Suppind.fin
January 11, 1995 @ 7:35pm